UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2016

SMITH & WESSON HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue Springfield, Massachusetts		01104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 331-0852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 25, 2016, we entered into a Purchase Agreement (the “Purchase Agreement”) with Crimson Trace Holdings, LLC, a Washington limited liability company (“CTH”), pursuant to which we will acquire (the “Transaction”) all of the issued and outstanding stock of Crimson Trace Corporation, an Oregon corporation (“CTC”).

Pursuant to the terms of the Purchase Agreement, we will acquire all of the issued and outstanding stock of CTC for an aggregate of $95.0 million in cash, subject to certain adjustments as set forth in the Purchase Agreement. The Transaction, which is expected to close in August, is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Purchase Agreement contains other provisions, covenants, representations, and warranties made by us, CTC, and CTH that are typical in transactions of this size, type, and complexity.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.11 and is incorporated by reference into this Item 1.01. The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about us, CTC, or CTH. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between us, CTC, and CTH rather than for establishing matters of fact. Accordingly, readers should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about us, CTC, or CTH.

Item 8.01.	Other Events.

On July 25, 2016, we issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

2.11*	Purchase Agreement, dated as of July 25, 2016, by and among Smith & Wesson Holding Corporation and Crimson Trace Holdings, LLC

99.1	Press release from Smith & Wesson Holding Corporation, dated July 25, 2016, entitled “Smith & Wesson to Acquire Crimson Trace Corporation”

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2016	SMITH & WESSON HOLDING CORPORATION

	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer

EXHIBIT INDEX

2.11*	Purchase Agreement, dated as of July 25, 2016, by and among Smith & Wesson Holding Corporation and Crimson Trace Holdings, LLC

99.1	Press release from Smith & Wesson Holding Corporation, dated July 25, 2016, entitled “Smith & Wesson to Acquire Crimson Trace Corporation”

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.